CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 10, 2010, relating to the financial statements and financial highlights which appears in the December 31, 2009 Annual Report to Shareholders of Invesco V.I. Basic Balanced Fund (formerly known as AIM V.I. Basic Balanced Fund), Invesco V.I. Dynamics Fund (formerly known as AIM V.I. Dynamics Fund), Invesco V.I. Large Cap Growth Fund (formerly known as AIM V.I. Large Cap Growth Fund), Invesco V.I. Government Securities Fund (formerly known as AIM V.I. Government Securities Fund), Invesco V.I. High Yield Fund (formerly known as AIM V.I. High Yield Fund), Invesco V.I. International Growth (formerly known as AIM V.I. International Growth Fund), Invesco V.I. Capital Development Fund (formerly known as AIM V.I. Capital Development Fund) and Invesco V.I. Financial Services Fund (formerly known as AIM V.I. Financial Services Fund); eight of the portfolios constituting AIM Variable Insurance Funds (Invesco Variable Insurance Funds), which is also incorporated by reference and appears in such Registration Statement.
/s/ PricewaterhouseCoopers LLC
Houston, Texas
November 11, 2010